Exhibit 10(a)

TO: JEFFERY A CULLMAN

PARKER-HANNIFIN CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT (RSU-002S-JAC)

The Human Resources and Compensation Committee of the Board of Directors (the "Committee") of Parker-Hannifin Corporation (the "Company") has awarded to you the following number of Restricted Stock Units under the Amended and Restated Parker-Hannifin Corporation 2009 Omnibus Stock Incentive Plan (the "Plan") and subject to the Parker-Hannifin Corporation Restricted Stock Unit Terms and Conditions (RSU-002S-JAC) (the "Terms and Conditions"):

Grant Date    Number of RSUs
August 14, 2013    15,000

Vesting Date. Except as otherwise provided in the Terms and Conditions, the Restricted Stock Units will vest in full on the fifth (5th) anniversary of the Grant Date, provided you remain an active full-time employee of the Company throughout the vesting period. The scheduled vesting date and amount of this award are viewable by clicking on the Grant Date hyperlink on your Restricted Stock Unit Grant Information page on the Stock Incentive Plan Administrator's web site.

Payment Dates. The Restricted Stock Units will be paid to you in shares of Parker common stock on the vesting date identified above, except as otherwise provided in the Terms and Conditions.

Your Action Items.Please take the following actions:

● Before you accept your grant, click on the links below to review the Terms and Conditions and the Plan, which govern your award.

● Accept the Terms and Conditions and execute this Award Agreement by clicking on the "Accept" button below. If you do not accept this Award Agreement prior to the vesting date, your award will be forfeited, except in the event of your permanent disability or death prior to the vesting date (as more fully set forth in the Terms and Conditions).

● Inform the Company of any change in address or contact information, as necessary. Refer to the section of the Terms and Conditions titled
"Notification of Change in Personal Data" for instructions on how to provide notification to the Company.

Restricted Stock Unit Terms and Conditions (RSU-002S-JAC) Amended and Restated 2009 Omnibus Stock Incentive Plan

To view the most recent Annual Report, please click here
To view the most recent Proxy Statement, please click here
To view the Plan Summary and Prospectus, please click here

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